Cellular Dynamics International, Inc.
525 Science Drive
Madison, WI 53711 USA
www.cellulardynamics.com

FOR IMMEDIATE RELEASE

Susan A. Willetts Joins Cellular Dynamics’ Board of Directors

MADISON, WIS., November 12, 2014 - Cellular Dynamics International, Inc. (CDI; Nasdaq: ICEL), today announced that Susan A. Willetts was elected to the company’s board of directors, effective November 6, 2014. Ms. Willetts also will serve as a member of the CDI board’s audit committee.
Ms. Willetts has been an advisory director of Goldman, Sachs & Co. since July 2011. Prior to July 2011 she was a Partner. She joined the firm in the Investment Banking Division in 1989, was named managing director in 1996, and partner in 2002. Prior to joining Goldman Sachs, Ms. Willetts worked at Microdot for five years, most recently as treasurer, and at Northwest Industries for three years. She is on the board of the Chicago Botanic Garden, where she served as chair from 2009 to 2012. Ms. Willetts has been a member of the Economic Club of Chicago since 2004 and became a member of The Chicago Network in 2008. She served on the board of The Field Museum from 1998 to 2006. She earned a BA from Dartmouth in 1977 and an MBA from Northwestern University in 1981.
Quotes:
Susan Willetts said, “Innovation is critical in the field of human healthcare, and I believe that CDI is uniquely positioned to make a significant impact with its technology, patent portfolio, and deep expertise. I am pleased to be joining CDI’s board of directors, and I look forward to helping guide the growth of this expanding company.”
Bob Palay, chief executive officer and chairman of the board of CDI, said, “Susan brings to our board deep business experience gained from many years in successful leadership positions. She is a tremendous addition to our board, and we are pleased to have a person of her accomplishments join us.”
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About Cellular Dynamics International, Inc.
Cellular Dynamics International, Inc. (CDI) is a leading developer and manufacturer of fully functioning human cells in industrial quantities to precise specifications. CDI's proprietary iCell Operating System (iCell O/S) includes true human cells in multiple cell types (iCell products), human induced pluripotent stem cells (iPSCs) and custom iPSCs and iCell products (MyCell Products). CDI's iCell O/S products provide standardized, easy-to-use, cost-effective access to the human cell, the smallest fully functioning operating unit of human biology. Customers use our iCell O/S products, among other purposes, for drug discovery and screening; to test the safety and efficacy of their small molecule and biologic drug candidates; for stem cell banking; and in the research and development of cellular therapeutics. CDI was founded in 2004 by Dr. James Thomson, a pioneer in human pluripotent stem cell research at the University of Wisconsin-Madison. CDI's facilities are located in Madison, Wisconsin, with a second facility in Novato, California. See www.cellulardynamics.com.
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Forward-looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Cellular Dynamics International, Inc., including the impact of its technology, patent portfolio, and deep expertise, they are forward‑looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "believe," "expect," "anticipate," "estimate," "intend," and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our product development efforts, actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Cellular Dynamics undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see Cellular Dynamic's quarterly report on Form 10‑K/A filed with the Securities and Exchange Commission on March 11, 2014, and as may be described from time to time in Cellular Dynamics' subsequent SEC filings.

MEDIA CONTACTS:
Joleen Rau
Senior Director, Marketing & Communications
Cellular Dynamics International, Inc.
(608) 310-5142
jrau@cellulardynamics.com

Robert E. Flamm, Ph.D.
Russo Partners LLC
212-845-4226
robert.flamm@russopartnersllc.com

Investor Relations
Gitanjali Jain Ogawa
The Trout Group, LLC
646 378-2949
gogawa@troutgroup.com
Source: Cellular Dynamics International, Inc.